SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                          GROEN BROTHERS AVIATION, INC.
             (Exact name of Registrant as Specified in its Charter)

                                 ---------------


           Utah                                        87-0489865
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                       2640 W. CALIFORNIA AVENUE, SUITE A
                         SALT LAKE CITY, UTAH 84104-4593
                                 (801) 973-0177
         (Address, Including Zip Code, and Telephone Number , Including
             Area Code, of Registrant's Principal Executive Offices)

                                ----------------

    GROEN BROTHERS AVIATION, INC. AMENDED AND RESTATED 2000 STOCK OPTION PLAN
                              (Full Title of Plan)
                                ----------------

                                 DAVID L. GROEN
                       2640 W. CALIFORNIA AVENUE, SUITE A
                         SALT LAKE CITY, UTAH 84104-4593
                                 (801) 973-0177
            (Name, Address and Telephone Number of Agent for Service)

                                ----------------

----------------------------------------------------------------------------------------------------------------------
                         Calculation of Registration Fee
---------------------------------- ---------------- --------------------- --------------------- ----------------------
       Title of Each Class             Amount         Proposed Maximum      Proposed Maximum          Amount of
          Of Securities                 To Be          Offering Price          Aggregate            Registration
        To Be Registered             Registered        Per Share (1)         Offering Price              Fee
---------------------------------- ---------------- --------------------- --------------------- ----------------------
Common Stock, No Par Value         30,000,000 (2)          $0.18               $5,400,000              $635.58
---------------------------------- ---------------- --------------------- --------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low reported price of the Common Stock as reported on the National Association of Securities Dealers OTC Bulletin Board on June 9, 2005.

(2) This Registration Statement covers 30,000,000 additional shares of Common Stock of Groen Brothers Aviation, Inc. that are being registered pursuant to the Groen Brothers Aviation, Inc. Amended and Restated 2000 Stock Option Plan (the "Plan"). These shares reflect an increase of 30,000,000 shares authorized under the Plan. This Registration Statement also relates to such presently indeterminable number of additional shares of Common Stock also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.

                                EXPLANATORY NOTE

         This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 30,000,000 additional shares of common stock, no par value per share (the "Common Stock"), of Groen Brothers Aviation, Inc., a Utah corporation (the "Registrant"), reserved for issuance upon the exercise of stock options that may be granted under the Groen Brothers Aviation, Inc. Amended and Restated 2000 Stock Option Plan (the "Plan"). The contents of the Registrant's previously filed Form S-8 Registration Statement No. 333-88622, as filed with the SEC on May 17, 2002, are hereby incorporated by reference in this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.       Exhibits.

              The following exhibits are filed with this Registration Statement.

Exhibit Number            Description

4.1                       Groen Brothers Aviation, Inc. Amended and Restated
                          2000 Stock Option Plan
5.1                       Legal Opinion of Parsons Behle & Latimer
23.1                      Consent of Tanner LC
24.1                      Power of Attorney (see signature page)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, Utah, on June 10, 2005.

                 GROEN BROTHERS AVIATION, INC.

                 By:      /s/ David  Groen
                          ----------------------------------------------
                              David Groen
                 Its:         President, Chief Executive Officer and Director


                 By:      /s/ Dennis P. Gauger
                          ----------------------------------------------
                              Dennis P. Gauger
                 Its:         Chief Financial Officer, Secretary and Director

                                POWER OF ATTORNEY

         The persons whose signatures appear below constitute and appoint and hereby authorize David Groen and Dennis P. Gauger , and each of them (with full power to each of them to act alone) with the full power of substitution, as attorneys-in-fact, to sign in such person's behalf, individually and in his capacity as a director, and to file any amendments, including post-effective amendments, to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ Jay Groen                                                 June 10, 2005
----------------------------------------------
Jay Groen
Chairman of the Board and Director

/s/ David Groen                                               June 10, 2005
---------------------------------------------
David Groen
President, Chief Executive Officer and Director

/s/ Dennis P. Gauger                                          June 10, 2005
----------------------------------------------
Dennis P. Gauger
Chief Financial Officer, Secretary and Director